Exhibit 99.1

Press Release	Maxtor Investor Relations Contact: Jenifer Kirtland, (408) 324-7056 jenifer_kirtland@maxtor.com	Seagate Media Relations Contact: Brian Ziel, (831) 439-5429 brian.ziel@seagate.com Investor Relations Contact: Rod Cooper, (831)439-2371 rod.cooper@seagate.com

SEAGATE AND MAXTOR ANNOUNCE EXPIRATION OF HART-SCOTT-RODINO

WAITING PERIOD FOR PROPOSED ACQUISITION

SCOTTS VALLEY, Calif. and MILPITAS, Calif. — February 14, 2006 — Seagate Technology (NYSE: STX) and Maxtor Corporation (NYSE: MXO) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, with respect to the proposed acquisition of Maxtor by Seagate, has expired. As a result, no further anti-trust regulatory review of the merger will be necessary in the United States. As previously announced, the transaction is subject to other customary closing conditions and regulatory approvals by the competition review authorities of the European Union and several other jurisdictions as well as authorization by shareholders of both companies. Both parties continue to expect the transaction to close during the second half of 2006, following approval from shareholders of both companies and the satisfaction of all other closing conditions.

About Seagate

Seagate is the worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, Desktop, Mobile Computing, and Consumer Electronics applications. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate was named 2006 Company of the Year by Forbes Magazine. Seagate can be found around the globe and at www.seagate.com.

About Maxtor

Maxtor Corporation (www.maxtor.com) is one of the world’s leading suppliers of information storage solutions. The company has an expansive line of storage products for desktop computers, near-line storage, high-performance Intel-based servers and consumer electronics. Maxtor has a reputation as a proven market leader built by consistently providing high-quality products, and services and support for its customers. Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the NYSE under the MXO symbol.

Seagate, Seagate Technology and the WAVE logo are registered trademarks of Seagate Technology LLC.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the parties’ expected timeframe for the completion of the acquisition of Maxtor by Seagate. These forward-looking statements are based on information available to Seagate and Maxtor as of the date of this release and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the companies’ control. In particular, such risks and uncertainties include the outcomes of the ongoing regulatory review of the merger, including approvals by the competition review authorities of the European Union and several other jurisdictions, as well as approval of the transaction by shareholders of both companies. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Seagate’s Annual Report on Form 10-K as filed with the SEC on August 1, 2005 and Quarterly Report on Form 10-Q as filed with the SEC on February 3, 2006, and Maxtor’s Annual Report on Form 10-K/A as filed with the SEC on May 13, 2005, Quarterly Report on Form 10-Q as filed with the SEC on November 4, 2005 and Form S-3/A as filed with the SEC on January 30, 2006. These forward-looking statements should not be relied upon as representing Seagate’s or Maxtor’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

IMPORTANT ADDITIONAL INFORMATION

This communication is being made in respect of the proposed transaction involving Seagate and Maxtor. In connection with the proposed transaction, Seagate plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Seagate and Maxtor plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement / Prospectus will be mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Seagate and Maxtor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com, or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.

Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005, its proxy statement dated October 7, 2005 and its Current Report on Form 8-K dated December 22, 2005, which are filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K/A for the fiscal year ended December 25, 2004 and its proxy statement dated April 11, 2005, supplemental proxy statement dated May 10, 2005 and Current Report on Form 8-K dated August 24, 2005, which are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

# # #